UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 19, 2004

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin	53222
(Address of Principal Executive Offices)	(Zip Code)

(414) 259-5333

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REG FD DISCLOSURE

As previously reported on June 2, 2004, Briggs & Stratton Corporation and its subsidiary, Briggs & Stratton Power Products Group, LLC entered into a definitive agreement to acquire Simplicity Manufacturing, Inc. of Port Washington, Wisconsin. The acquisition of Simplicity Manufacturing, Inc. was completed on July 7, 2004.

Simplicity Manufacturing, Inc. designs, manufactures and markets a wide variety of premium yard and garden tractors, lawn tractors, riding mowers, snow throwers, attachments and other lawn and garden products like rototillers and chipper shredders. These products are sold worldwide through over 9,000 independent dealers and distributors. The product is manufactured in Port Washington, Wisconsin, McDonough, Georgia and Munnsville, New York. Company-wide employment is approximately 1,200 people.

Briggs & Stratton Corporation is the world’s largest producer of air-cooled gasoline engines for outdoor power equipment. The Company designs, manufactures, markets and services these products for original equipment manufacturers worldwide. In addition, the Company’s wholly owned subsidiary Briggs & Stratton Power Products Group LLC, is a leading designer, manufacturer and marketer of portable generators, pressure washers and related accessories.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: July 19, 2004	By:	/s/ James E. Brenn
James E. Brenn
Senior Vice President and Chief Financial Officer
Duly Authorized Officer